MPLX LP Reports First-Quarter 2015 Financial Results

•	Reported adjusted EBITDA of $64.2 million; distributable cash flow of $57.4 million

•	Declared distribution of $0.41 per common unit, a 25.2 percent increase over first-quarter 2014

•	MPC board of directors authorized sale of marine assets to the partnership

•	Increased Cornerstone Pipeline diameter to 16 inches to provide industry solution

FINDLAY, Ohio, April 30, 2015 - MPLX LP (NYSE: MPLX) today reported first-quarter 2015 net income attributable to MPLX of $45.6 million, or $0.46 per common limited partner unit, compared with $34.2 million, or $0.41 per common limited partner unit, for the first quarter of 2014. First-quarter 2015 adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) attributable to MPLX were $64.2 million and distributable cash flow attributable to MPLX was $57.4 million.

On April 20, the MPLX board of directors declared a distribution of $0.41 per unit. This represents an increase of $0.0825 per unit, or 25.2 percent, over the first-quarter 2014 distribution and an increase of $0.0275 per unit, or 7.2 percent, over the fourth-quarter 2014 distribution. Since the partnership's initial public offering in October 2012, the MPLX board has authorized distribution increases for nine consecutive quarters, representing a compound annual growth rate of 21.9 percent over the minimum quarterly distribution established at the partnership's formation.

"MPLX continues to execute its strategy to accelerate the partnership's growth and evolve into a large-cap, diversified master limited partnership," said Gary R. Heminger, MPLX chairman and chief executive officer. He noted that the Marathon Petroleum Corporation (NYSE: MPC) board of directors has authorized the sale of its marine assets to MPLX, a transaction that is expected to close in the next several months, pending approval by the MPLX board of directors. MPC's marine transportation business is a fully integrated waterborne transportation service provider, capable of moving light products, heavy oils, crude oil, renewable fuels, chemicals and feedstocks throughout the Midwest and Gulf Coast regions of the U.S. Its assets include 18 towboats and 203 tank barges, among other related assets. The marine business is expected to generate approximately $115 million of annual EBITDA. If the MPLX board of directors approves the transaction, it would be expected to be financed with a combination of debt and equity, which could include transactions with the sponsor.

Heminger added that the anticipated growth in earnings will help to support a targeted average annual distribution growth rate percentage in the mid-20s over the next five years, including an expected 29 percent growth in distributions in 2015. "We expect our increased size and scale will provide us with greater flexibility to fund organic projects and to pursue acquisition opportunities independently from MPC," Heminger said. "The acquisition of MPC's marine assets would represent another important step in that growth."

MPLX recently completed a binding open season for its Cornerstone Pipeline, an organic project that will transport liquids production from the Utica Shale region in eastern Ohio to Ohio River Pipe Line LLC's tank farm in East Sparta, Ohio, and MPC's refinery in Canton, Ohio. The pipeline will be routed to provide the opportunity for connections to various condensate stabilization, fractionation, and cryogenic facilities, along with potential future gathering and storage facilities.

"While Marathon Petroleum has committed to be an anchor shipper on Cornerstone, the pipeline is being increased in diameter to 16 inches to provide an industry solution, including opportunities to connect many Midwest refineries to growing production from the Utica Shale, with the potential to ultimately reach Chicago-area refineries and pipelines that supply diluent to Western Canada," said Heminger.

Discussion of Results

Revenues were essentially flat for the first quarter of 2015 compared to the first quarter of 2014. While revenues from transported volumes were higher, the amount of deferred revenue recognized from volume deficiency credits was lower in the quarter. MPC and related parties accounted for 93 percent of MPLX's revenue for the first quarter of 2015, including revenues attributable to volumes shipped by MPC under joint tariffs with third parties. Net income attributable to MPLX for the first quarter rose by $11.4 million over the same period in 2014 due to the acquisition of additional interests in MPLX Pipe Line Holdings LP in 2014.

Financial Position and Liquidity

The partnership utilized the proceeds of its inaugural investment-grade bond offering in February 2015 to repay its revolving credit facility, resulting in the full $1 billion in availability on its bank credit facility. This availability, in addition to the $132.5 million of cash and cash equivalents, and ready access to the capital markets, should provide the partnership with sufficient liquidity to meet its short-term and long-term funding requirements, including expanding its growing base of distributable cash flow through continued strategic organic and external investment.

Conference Call

At 2 p.m. EDT today, MPLX will hold a webcast and conference call to discuss the reported results and provide an update on operations. Interested parties may listen to the conference call on MPLX's website at http://www.mplx.com by clicking on the "2015 First-Quarter Financial Results" link in the "News & Headlines" section. Replays of the conference call will be available on MPLX's website through Wednesday, May 13. Investor-related material will also be available online prior to the webcast and conference call at http://ir.mplx.com.

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About MPLX LP

MPLX is a fee-based, growth-oriented master limited partnership formed in 2012 by Marathon Petroleum Corporation to own, operate, develop and acquire pipelines and other midstream assets related to the transportation and storage of crude oil, refined products and other hydrocarbon-based products. Headquartered in Findlay, Ohio, MPLX's assets consist of a 99.5 percent equity interest in a network of common carrier crude oil and products pipeline assets located in the Midwest and Gulf Coast regions of the United States and a 100 percent interest in a butane storage cavern located in W.Va. with approximately 1 million barrels of natural gas liquids storage capacity.

Investor Relations Contacts:
Geri Ewing (419) 421-2071
Teresa Homan (419) 421-2965

Media Contacts:
Chuck Rice (419) 421-2521
Jamal Kheiry (419) 421-3312

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non-GAAP measures to facilitate comparisons of past performance and future periods. This news release and supporting schedules include the non-GAAP measures adjusted EBITDA and distributable cash flow. We believe certain investors use adjusted EBITDA to evaluate MPLX's financial performance between periods and to compare MPLX's performance to certain competitors. We believe certain investors use distributable cash flow to determine the amount of cash generated from the partnership's operations and available for distribution to its unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

The EBITDA forecast related to MPC's marine assets was determined on an EBITDA-only basis. Accordingly, information related to the elements of net income, including tax and interest, are not available and, therefore, a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure has not been provided.

This press release contains forward-looking statements within the meaning of the federal securities laws regarding both MPLX and MPC. These forward-looking statements relate to, among other things, expectations, estimates and projections concerning the business and operations of MPLX and MPC. You can identify forward-looking statements by words such as "anticipate," "believe," "estimate," "objective," "expect," "forecast," “plan,” "project," "potential,"

"target," "could," "may," "should," "would," "will" or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies’ control and are difficult to predict. Factors that could cause MPLX’s actual results to differ materially from those in the forward-looking statements include: the adequacy of our capital resources and liquidity, including, but not limited to, availability of sufficient cash flow to pay distributions and execute our business plan; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products; volatility in and/or degradation of market and industry conditions; completion of pipeline capacity by our competitors; disruptions due to equipment interruption or failure, including electrical shortages and power grid failures; the suspension, reduction or termination of MPC's obligations under our commercial agreements; our ability to successfully implement our growth plan, whether through organic growth or acquisitions; modifications to earnings and distribution growth objectives; federal and state environmental, economic, health and safety, energy and other policies and regulations; changes to MPLX's capital budget; other risk factors inherent to our industry; and the factors set forth under the heading "Risk Factors" in MPLX's Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the Securities and Exchange Commission (SEC). Factors that could cause MPC’s actual results to differ materially from those in the forward-looking statements include: changes to the expected construction costs and timing of pipeline projects; volatility in and/or degradation of market and industry conditions; the availability and pricing of crude oil and other feedstocks; slower growth in domestic and Canadian crude supply; an easing or lifting of the U.S. crude oil export ban; completion of pipeline capacity to areas outside the U.S. Midwest; consumer demand for refined products; transportation logistics; the reliability of processing units and other equipment; MPC’s ability to successfully implement growth opportunities; modifications to MPLX earnings and distribution growth objectives; impacts from MPC’s repurchases of shares of MPC common stock under its share repurchase authorizations, including the timing and amounts of any common stock repurchases; federal and state environmental, economic, health and safety, energy and other policies and regulations; MPC’s ability to successfully integrate the acquired Hess retail operations and achieve the strategic and other expected objectives relating to the acquisition, including any expected synergies; changes to MPC's capital budget; other risk factors inherent to MPC’s industry; and the factors set forth under the heading "Risk Factors" in MPC's Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with SEC. Unpredictable or unknown factors not discussed here, in MPLX’s Form 10-K or in MPC’s Form 10-K could also have material adverse effects on forward-looking statements.

Copies of MPLX's Form 10-K are available on the SEC website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office. Copies of MPC’s Form 10-K are available on the SEC website, MPC’s website at http://ir.marathonpetroleum.com or by contacting MPC’s Investor Relations Office.

Results of Operations (unaudited)
	Three Months Ended March 31
(In millions, except per unit data)	2015	2014
Revenues and other income:
Sales and other operating revenues	$15.6	$16.9
Sales to related parties	114.4	113.8
Other income	1.4	1.5
Other income – related parties	6.1	5.1
Total revenues and other income	137.5	137.3
Costs and expenses:
Cost of revenues (excludes items below)	27.8	26.6
Purchases from related parties	23.9	24.0
Depreciation	12.7	12.6
General and administrative expenses	18.7	15.9
Other taxes	3.2	1.9
Total costs and expenses	86.3	81.0
Income from operations	51.2	56.3
Net interest and other financial costs	5.3	0.6
Income before income taxes	45.9	55.7
Provision for income taxes	—	—
Net income	45.9	55.7
Less: Net income attributable to MPC-retained interest	0.3	21.5
Net income attributable to MPLX LP	45.6	34.2
Less: General partner’s interest in net income attributable to MPLX LP	4.0	1.0
Limited partners’ interest in net income attributable to MPLX LP	$41.6	$33.2

Per Unit Data
Net income attributable to MPLX LP per limited partner unit:
Common - basic	$0.46	$0.41
Common - diluted	0.46	0.41
Subordinated - basic and diluted	0.46	0.41

Weighted average limited partner units outstanding:
Common units – basic	43.3	37.0
Common units – diluted	43.4	37.0
Subordinated units – basic and diluted	37.0	37.0

Other Financial Information (unaudited)
	Three Months Ended March 31
(In millions, except per unit and ratio data)	2015	2014

Quarterly distribution declared per unit	$0.4100	$0.3275

Volume deficiency credits attributable to MPLX LP(a)	$9.9	$11.5

Adjusted EBITDA attributable to MPLX LP	$64.2	$43.8

Distributable cash flow attributable to MPLX LP	$57.4	$37.3

Distribution declared:
Limited partner units - public	$9.6	$6.5
Limited partner units - MPC	23.4	17.7
General partner units - MPC	0.7	0.5
Incentive distribution rights - MPC	3.2	0.3
Total distribution declared	$36.9	$25.0

Coverage ratio	1.56x	1.49x

(a) Current period revenue related to volume deficiency credits generated in prior periods that are included in adjusted
EBITDA but not distributable cash flow.

Reconciliation of Adjusted EBITDA attributable to MPLX LP and Distributable Cash Flow attributable to MPLX LP to Net Income (unaudited)
	Three Months Ended March 31
(In millions)	2015	2014
Net Income	$45.9	$55.7
Less: Net income attributable to MPC-retained interest	0.3	21.5
Net income attributable to MPLX LP	45.6	34.2
Plus: Net income attributable to MPC-retained interest	0.3	21.5
Depreciation	12.7	12.6
Non-cash equity-based compensation	0.6	0.4
Net interest and other financial costs	5.3	0.6
Adjusted EBITDA	64.5	69.3
Less: Adjusted EBITDA attributable to MPC-retained interest	0.3	25.5
Adjusted EBITDA attributable to MPLX LP	64.2	43.8
Plus: Current period deferred revenue for committed volume deficiencies(a)	12.6	7.7
Less: Net interest and other financial costs	5.3	0.8
Maintenance capital expenditures paid	4.2	1.9
Volume deficiency credits(b)	9.9	11.5
Distributable cash flow attributable to MPLX LP	$57.4	$37.3

Reconciliation of Adjusted EBITDA attributable to MPLX LP and Distributable Cash Flow attributable to MPLX LP to Net Cash Provided by Operating Activities (unaudited)
	Three Months Ended March 31
(In millions)	2015	2014
Net cash provided by operating activities	$58.5	$71.9
Less: Changes in working capital items	1.4	4.3
All other, net	(1.4)	(0.5)
Plus: Non-cash equity-based compensation	0.6	0.4
Net interest and other financial costs	5.3	0.6
Asset retirement expenditures	0.1	0.2
Adjusted EBITDA	64.5	69.3
Less: Adjusted EBITDA attributable to MPC-retained interest	0.3	25.5
Adjusted EBITDA attributable to MPLX LP	64.2	43.8
Plus: Current period deferred revenue for committed volume deficiencies(a)	12.6	7.7
Less: Net interest and other financial costs	5.3	0.8
Maintenance capital expenditures paid	4.2	1.9
Volume deficiency credits(b)	9.9	11.5
Distributable cash flow attributable to MPLX LP	$57.4	$37.3

(a) Deficiency payments included in distributable cash flow that are not included in net income or adjusted EBITDA.
(b) Current period revenue related to volume deficiency credits generated in prior periods that are included in adjusted
EBITDA but not distributable cash flow.

Select Operating Data (unaudited)
	Three Months Ended March 31
	2015	2014
Pipeline throughput (thousands of barrels per day):
Crude oil pipelines	1,012	1,009
Product pipelines	886	819
Total	1,898	1,828
Average tariff rates ($ per barrel):
Crude oil pipelines	$0.67	$0.66
Product pipelines	0.62	0.62
Total pipelines	0.65	0.64

Select Financial Data (unaudited)
	Three Months Ended March 31
(In millions)	2015	2014
Capital Expenditures(a):
Maintenance	$2.5	$2.4
Expansion	32.3	3.0
Total capital expenditures	34.8	5.4
Less: Increase (decrease) in capital accruals	5.0	0.1
Asset retirement expenditures	0.1	0.2
Additions to property, plant and equipment	$29.7	$5.1

(a) Excludes acquisitions of additional interests in MPLX Pipe Line Holdings LP.

Select Balance Sheet Data (unaudited)
(In millions, except ratio data)	March 31 2015	December 31 2014
Cash and cash equivalents	$132.5	$27.3
Total assets	1,354.0	1,214.5
Long term debt(a)	757.8	644.8
Total equity	476.0	463.7
Consolidated total debt to consolidated EBITDA (covenant basis)	3.3x	2.8x

Partnership units outstanding:
General partner units	1.6	1.6
MPC-held limited partner units	57.0	57.0
Public limited partner units	23.4	23.4
(a) Includes amounts due within one year.